EXECUTION COPY

                                 January 6, 1997

SLM International, Inc.
30 Rockefeller Plaza, Suite 4314
New York, New York 10112

Attn.:  Gerald B. Wasserman

Dear Sirs:

            The purpose of this letter is to confirm the agreement between Wellspring Associates, L.L.C. ("Wellspring") and SLM International, Inc. (the "Company") with respect to the purchase, on the terms and conditions hereinafter set forth, by Wellspring of shares of Issued New Common Stock (as such term is defined in the First Amended Plan of Reorganization for the Company and certain of its affiliates, dated as of November 12, 1996 (the "Amended Plan")) that would otherwise be distributed to the holder of the NHLE Claims under Section 4.D. of the Amended Plan and the holders of the Allowed Maska U.S. Unsecured Claims and Allowed Non-Maska Unsecured Claims who timely avail themselves of the Cash Option in accordance with Sections 4.G.3 and 4.H.3 of the Amended Plan (such shares, collectively, the "Shares"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended Plan.

            1. Purchase Price. The purchase price per share for each of the Shares shall be $8.50. As promptly as practicable after the date on which Ballots are required to be delivered in respect of the Amended Plan but in any event on or prior to the tenth business day preceding the Effective Date, the Company shall notify Wellspring in writing as to the number of Shares in respect of which the Cash Option has been exercised and which are to be purchased by Wellspring hereunder. Within three business days after the later of (i) Wellspring's receipt of such notification and (ii) the Bankruptcy Court's approval of the Company's execution and delivery of, and the performance of its obligations under, this letter agreement, Wellspring shall deliver a letter of credit to the Company in a face amount equal to the aggregate purchase price payable hereunder in respect of the Shares as security for Wellspring's performance of its obligations hereunder (the "Letter of Credit"). The Letter of Credit shall entitle the Company to draw the face amount thereof upon satisfaction of all the conditions precedent hereinafter set forth and shall contain such other customary terms and conditions.
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            2. Conditions. (a) Wellspring's obligation to purchase the Shares hereunder shall be subject to the satisfaction of the following conditions:

            (1) A plan of reorganization for the Debtors shall have been confirmed by the Bankruptcy Court (the "Plan"), the order confirming the Plan shall have been entered and all conditions precedent to the effectiveness of such Plan shall have been satisfied or waived.

            (2) The Plan shall provide (i) that no more than 6.5 million shares of Authorized New Common Stock shall be issued under the Plan (other than as provided in the Amended Plan and disclosed in the Amended Disclosure Statement);
(ii) for the economic treatment of the Lender Claims, the NHLE Claim, the Allowed Maska U.S. Unsecured Claims and Allowed Non-Maska Unsecured Claims on a basis consistent with the economic treatment of such Claims under the Amended Plan; and (iii) in all other material respects, the Plan shall be substantially in the form of the Amended Plan.

            (3) The several Purchase Agreements, dated as of August 22, 1996, between Wellspring Associates L.L.C. and holders of the Lender Claims shall not have been terminated (collectively, the "Purchase Agreement") other than as a result of Wellspring's breach thereof.

            (b) The Company's obligation to sell, transfer and deliver the Shares to Wellspring hereunder shall be subject to the satisfaction of the following conditions:

            (1) The Plan shall have been confirmed by the Bankruptcy Court.

            (2) All conditions precedent to the effectiveness of the Plan shall have been satisfied or waived.

            (3) All representations and warranties of Wellspring hereunder shall have been true and correct, in all material respects, when made.

            3. Closing. The closing of the transaction provided for in this letter agreement (the "Closing") shall take place on the later of (i) the Effective Date and (ii) the first business day following the date on which each of the conditions set forth immediately above shall have been satisfied or waived. At the Closing, the Company shall deliver certificates representing the Shares to Wellspring conveying to Wellspring good and valid title to the Shares, free and clear of all liens (other than such liens as may have been or may be created by and through Wellspring) and Wellspring shall cause an amount equal to the product of (i) the number of Shares to be purchased hereunder multiplied by
(ii) $8.50 to be paid by wire transfer of immediately available funds to an account of the Company or of the Disbursing Agent, such account to be designated by the Company by written notice to Wellspring at least 3 business days prior to the Closing.

            4. Representations. (a) Due Authorization, No Conflict, No Consents, Enforceability. Wellspring represents and warrants to the Company that (i) it has full corporate power and authority to execute and deliver this letter agreement and to perform all of its obligations hereunder; (ii) no consent, approval or authorization from any person or entity is required to obtained in connection with Wellspring's execution and delivery of this letter agreement and the performance of its obligations hereunder; (iii) the execution and delivery of this letter agreement and the performance by Wellspring of its obligations hereunder will not violate its operating agreement and will not result in a violation or breach of, or a default under, any agreement to which Wellspring is a party or by which any of its assets or properties is bound; and (iv) assuming the due execution and delivery by the Company of this letter agreement, this letter agreement constitutes a binding obligation of Wellspring, enforceable against it in accordance with its terms. The Company represents and warrants to Wellspring that (i) subject to Bankruptcy Court approval of this letter agreement, it has full corporate power and authority to execute and deliver this letter agreement and to perform all of its obligations hereunder; (ii) other than the approval of the Bankruptcy Court, no consent, approval or authorization from any person or entity is required to obtained in connection with the Company's execution and delivery of this letter agreement and the performance of its obligations hereunder; (iii) the execution and delivery of this letter agreement and the performance by the Company of its obligations hereunder will not violate the Amended SLMI Certificate of Incorporation or By-Laws and will not result in a violation or breach of, or a default under, the Amended Plan or any agreement to which the Company or the Reorganized SLMI is a party or by which any of its assets or properties is bound; and (iv) assuming the due execution and delivery by the Wellspring of this letter agreement and Bankruptcy Court approval hereof, this letter agreement constitutes a binding obligation of the Company, enforceable against it in accordance with its terms.

             (b) Investment Intent. Wellspring represents and warrants to the Company that its purchase of the Shares is for its own account with the present intention of holding such Shares for purposes of investment and that Wellspring has no present intention of selling such Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws.

            (c) No Registration. Wellspring acknowledges that the Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of Wellspring's investment intent and the accuracy of Wellspring's representation in this paragraph 4 above. Wellspring further acknowledges that the Company is relying upon Wellspring's representation in subparagraph (b) for the purpose of determining whether the sale of Shares hereunder meets the requirements for such exemption.

            (d) Restricted Securities. Wellspring acknowledges that the Shares may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that a holder of "restricted securities" may dispose of such securities only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act. Wellspring further acknowledges that, except as provided in the Amended Plan, the Company is not obligated to register the Shares. Wellspring further acknowledges that no public market exists for the Shares.

            (e) Accredited Investor. Wellspring represents and warrants to the Company that it is an "accredited investor" as that term is defined in Rule 501(e) promulgated under the Securities Act and that it is financially able to bear the economic risk of an investment in the Shares, including the total loss thereof.

            (f) Purchase Agreement. Wellspring represents and warrants that, as of the date hereof, (1) it has waived the condition to its obligation to close the transactions contemplated by the Purchase Agreement set forth at Section 9(c) of the Purchase Agreement and (2) the Amended Plan, in its current form, satisfies the condition to its obligation to close the transactions contemplated by the Purchase Agreement set forth at Section 9(b).

            5. Covenants. The Company hereby covenants and agrees that it shall use its best efforts to seek and obtain Bankruptcy Court approval of its execution and delivery of, and the performance of its obligations under, this letter agreement as promptly as practicable and, pending such approval and thereafter, the Company shall not solicit any other proposal relating to the funding of the Cash Option and shall not enter into any agreement (other than this letter agreement) relating thereto. The Company hereby covenants and agrees that (i) as soon as practicable after the Effective Date, Reorganized SLMI shall file, at its expense, the Shelf Registration Statement; (ii) Reorganized SLMI shall use its best efforts to have the Shelf Registration Statement declared effective as soon as practicable after such filing and to keep the Shelf Registration Statement continuously effective (by filing supplements or amendments thereto as necessary) until the fourth anniversary of the effective date thereof; and (iii) all of the Shares to be acquired by Wellspring hereunder and under the Purchase Agreements shall be included in the Shelf Registration Statement. Wellspring agrees to cooperate with the Company in the preparation and filing of the Shelf Registration Statement. In addition, the Company hereby covenants and agrees that it shall take all such action as Wellspring may reasonably request to exempt the purchase by Wellspring of the Shares hereunder and under the Purchase Agreements from the provisions of Section 203 of the Delaware General Corporation Law.

            Section 6. Specific Performance. Each of Wellspring, on the one hand, and the Company, on the other hand, acknowledge and agree that the breach of this letter agreement would cause irreparable damage to the other party and that the other party may not have an adequate remedy at law. Therefore, the obligations of each of Wellspring and the Company under this letter agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies available under this letter agreement, at law or in equity.

            Section 7. Complete Agreement; Modification of Agreement. This letter agreement constitutes the complete agreement between the parties with respect to the subject matter hereof. This agreement may not be modified, altered, amended or waived except by an agreement in writing signed by each of the parties hereto and, in the case of the Company, only with the approval of Committee.

            Section 8. Severability. Wherever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

            Section 9. Parties. This letter agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns (including specifically with respect to the Company, Reorganized SLMI). Nothing in this letter agreement, express or implied, shall give to any person or entity, other than the parties, any benefit or any legal or equitable right, remedy or claim under this letter agreement.

            Section 10. Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

            Section 11. Termination. This letter agreement shall terminate automatically at 5:00 p.m. EST on March 31, 1997 if the Closing shall not theretofore have occurred. Wellspring may terminate this letter agreement at any time after February 28, 1997 by notice in writing to the Company in the event that the Bankruptcy Court shall not have entered an order approving the Company's execution, delivery and performance of its obligations hereunder on or prior to such date. Upon termination of this letter agreement, this letter agreement shall be of no further force or effect and no party shall have any continuing liability to any other party hereunder; provided, however, that, no termination shall limit the remedies of any party hereto in respect of any breach occurring prior to such termination.

            Section 12. Notices. All notices hereunder shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt
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requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

                  a.    if to Wellspring, to:

                  Wellspring Associates L.L.C.
                  620 Fifth Avenue
                  New York, New York  10020-1579
                  Attention:  Doug Rotatori

                  with copies to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006-1470
                  Attention:  James E. Millstein

               if to the Company, to:

               SLM International, Inc.
               30 Rockefeller Plaza, Suite 4314
               New York, New York 10112
               Attn.:  Gerald B. Wasserman

               with copies to:

                  Kasowitz, Benson, Torres & Friedman LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attn.:  David M. Friedman, Esq.

                  and:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attn.: David W. Pollak, Esq.

            Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.
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                  *     *     *     *     *     *     *

            If the foregoing is acceptable to you, please execute and return to Wellspring the duplicate copy of this letter enclosed herewith, whereupon this letter shall become a binding agreement between us.

                                 WELLSPRING ASSOCIATES L.L.C.

                                 By:  /s/ DOUGLAS W. ROTATORI
                                 ---------------------------------------
                                 Name:  Douglas W. Rotatori
                                 Title: Principal


                                 SLM INTERNATIONAL, INC.

                                 By:  /s/ JOHN A. SARTO
                                 ---------------------------------------
                                 Name:  John A. Sarto
                                 Title: Vice President, Finance